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                                                                   Exhibit 10.57

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") made as of October 13, 1997, between The American Materials & Technologies Corporation, a Delaware corporation (the "Company"), and James L. Russell, an individual (the "Employee"),

                                WITNESSETH THAT:

         WHEREAS, the Company desires to employ Employee as its Vice President and Chief Financial Officer for the period and upon and subject to the terms herein provided; and

         WHEREAS, the Company desires to be assured that Employee will not compete with the Company for the period and within the geographical areas hereinafter specified; and

         WHEREAS, Employee is willing to agree to be employed by the Company for the period and upon and subject to the terms herein provided; and

         WHEREAS, Employee does not desire to work for the Company in a position lower than that of Vice President and Chief Financial Officer and is willing to agree not to compete with the Company;

         NOW, THEREFORE, in consideration of the premises, the parties hereto covenant and agree as follows:

         Section 1. Term of Employment; Compensation. The Company agrees to employ Employee from the date hereof until October 12, 1999 as Vice President and Chief Financial Officer, with the responsibilities normally associated with such position. The Company will pay Employee for his services during the term of the Employee's employment hereunder at an annual rate of One Hundred Thirty Five Thousand Dollars ($135,000) (the "Base Salary"), in equal installments, in accordance with standard Company practice, but in any event not less often than monthly, subject only to such payroll and withholding deductions as are required by law. Executive's base salary shall be subject to annual review commencing December 31, 1998. Executive shall be entitled to receive an annual bonus for each year of employment under this Agreement, in an amount to be determined by the Compensation Committee of the Company's Board of Directors. The President and CEO of the Company and the Employee shall agree upon appropriate criteria for the bonuses. In addition, the Company shall cause Executive to be granted an option to purchase 25,000 shares of common stock, $.01 par value, of the Company at a purchase price equal to the closing market price on the day prior to the date of the next meeting of the Company's Board of Directors. Such option will have a term of ten years and vest in equal annual installments over a period of four years from the date of grant, and shall be subject to the other terms and conditions customarily attached to options issued by the Company under its Incentive and Nonqualified Stock Option Plans.


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         Section 2. Office and Duties. Employee shall have the usual duties of
Vice President and Chief Financial Officer and shall have responsibility, subject to the President and CEO of the Company, for participating in the management and direction of the Company's business and operations and shall perform such specific other tasks, consistent with the Employee's position as Vice President and Chief Financial Officer as may from time to time be assigned to the Employee by the President of the Company. Employee shall devote substantially all of his business time, labor, skill, undivided attention and best ability to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. During the term of his employment, Employee shall not directly or indirectly pursue any other business activity, without the Company's prior written consent which shall not be unreasonably withheld. Employee agrees that he will travel to whatever extent is reasonably necessary in the conduct of the Company's business. Air travel shall be coach class, with upgrade to business class on a trip by trip basis with the advance written approval of the Company President.

         Section 3. Expenses. Executive shall be entitled to prompt reimbursement for expenses incurred by him in connection with the performance of his duties hereunder upon submission of vouchers therefore in accordance with the Company's established procedures. In addition, the Company agrees to pay $1,500 per month for temporary living expenses for a period of ten months in connection with Executive's relocation to the Los Angeles area. The Company also agrees to pay for moving Executive's household goods, furniture and personal property from La Jolla, California to Los Angeles, and to reimburse real estate commissions (up to 6%) upon the sale of Executive's current residence. Effective September 1, 1998, Employee shall receive an automobile allowance of $500 per month.

         Section 4. Vacation During Employment. Employee shall be entitled to such reasonable vacations as may be allowed by the Company in accordance with general practices to be established, but in any event not less than four (4) weeks per year during the term of this Agreement.

         Section 5. Additional Benefits. Nothing herein contained shall preclude Employee, to the extent he is otherwise eligible, from participation in all group insurance programs or other fringe benefit plans which the Company may hereafter in its sole and absolute discretion make available generally to its employees, but neither the Company shall be required to establish or maintain any such program or plan.

         Section 6. Termination of Employment. Notwithstanding any other provision of this Agreement, Employee's employment may be terminated:

         (a) By the Company in the event of his failure, refusal or inability satisfactorily to perform the services required of him hereby, or to carry out any proper direction by the Company with respect to the services to be rendered by him hereunder or the manner of rendering such services, his willful misconduct in the performance of his duties hereunder, or his conviction of a crime involving moral turpitude.


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         (b) By the Company upon thirty (30) days' notice to Employee if he should be prevented by illness, accident or other disability (mental or physical) from discharging his duties hereunder for one or more periods totaling three (3) months during any consecutive twelve (12) month period. This judgment should be based upon the reasonable medical opinion of a qualified physician after reasonable accommodations have been made consistent with the American with Disabilities Act.

         (c) In the event of Employee's death during the term of his employment, the Company's obligation to pay further compensation hereunder shall cease forthwith, except that Employee's legal representative shall be entitled to receive his fixed compensation for the period up to the last day of the month in which such death shall have occurred. All unvested stock options shall vest upon employee's death.

         (d) By the Company without cause upon not less than thirty (30) days' written notice in which event the Company shall pay to Employee an amount equal to one years Base Salary.

         (e) By the Company within twelve months of a "Change in Control" (as hereinafter defined), Employee shall be paid two years of Base Salary, and all unvested options granted to the Employee shall vest immediately. "Change of Control" shall mean (a) any change in the board of directors of the Company after which the current directors of the Company, or persons nominated or appointed to serve as directors by the current directors of the Company, shall cease to constitute a majority of the directors of the Company or (b) any change in the ownership of the capital stock of the Company after which any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity shall acquire capital stock with a majority of the voting power of the capital stock of the Company necessary to elect directors to the board of directors of the Company.

         Section 7. Disclosure and Assignment of Intellectual Property. Employee shall promptly disclose to the Company and any successor or assign of the Company, and grant to the Company, and its successors and assigns (without any separate remuneration or compensation other than that received by him from time to time in the course of his employment) his entire right, title and interest throughout the world in and to all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, trade secrets, drawings, plans, systems, methods, specifications, and all other manufacturing, engineering, technical, research and development data and know-how (herein sometimes "Intellectual Property") made, conceived, developed and/or acquired by him solely or jointly with others during the period of his employment with the Company or within one year thereafter, which relate to the manufacture, production or processing of any products developed or sold by the Company during the term of this Agreement or which are within the scope of or usable in connection with the Company's business as it may, from time to time, hereafter be conducted or proposed to be conducted. (It is understood and agreed that Employee has heretofore disclosed to the Company, and assigned to it, all Intellectual Property now known to him over which he has any control).

         Section 8. Confidentiality. Employee shall not, either during the period of his employment with the Company or thereafter, reveal or disclose to any person outside the


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Company or use for his own benefit, without the Company's specific written authorization, whether by private communication or by public address or publication or otherwise, any information not already lawfully available to the public concerning any Intellectual Property, or any marketing technique or cost method, or any customer, mailing or supplier list, whether or not supplied by the Company, and whether or not made, developed and/or conceived by Employee or by others in the employ of the Company. All originals and copies of any of the foregoing, relating to the business of the Company, however and whenever produced, shall be the sole property of the Company, not to be removed from the premises or custody of the Company without in each instance first obtaining written consent or authorization of the Company. Upon the termination of Employee's employment in any manner or for any reason, Employee shall promptly surrender to the Company all copies of any of the foregoing, together with any other documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and Employee shall not thereafter retain or deliver to any other person, any of the foregoing or any summary or memorandum thereof.

         Section 9. Restriction. The Company has invested and may in the future be required to invest substantial sums of money, directly or indirectly, to continue and expand the business heretofore conducted by it and in connection therewith, and as Employee recognizes that the Company would be substantially injured by Employee disclosing to others, or by Employee using for his own benefit, any Intellectual Property or any of the other types of information referred to in Section 8 or other confidential or secret information he has obtained or shall obtain as an employee of the Company, or which he may now possess and which he has made available to the Company, Employee agrees that during the period of his employment hereunder and for a period ending one (1) year after the term of this Agreement:

         (a) Neither he nor any member of his family will be interested, directly or indirectly, as an investor in any other business or enterprise in the United States similar to that of the Company or in competition with the Company (except as an investor in securities listed on a national securities exchange or actively traded over the counter so long as such investments are in amounts not significant as compared to his total investments or to the aggregate of the outstanding securities of the issuer of the same class or issue); and

         (b) He will not, directly or indirectly, for his own account or as employee, officer, director, partner, joint venturer or otherwise, engage within the United States, in any phase of the business of preimpregnated paper and fabric used in aerospace or sporting goods applications or otherwise compete with the Company in such geographic area in any other business in which the Company is engaged and for which he has responsibility.

         Employee and the Company are of the belief that the period of time and the area herein specified are reasonable, in view of the nature of the business in which the Company is engaged and proposes to engage, the state of its product development and Employee's knowledge of this business. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.


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         Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or three (3) days after mailing if mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Employee, at his home address of record or to such other person(s) or address(es) as Employee shall have furnished to the Company in writing; and (b) if to the Company, The American Materials & Technologies Corporation, Attn: President, or to such other person(s) or address(es) as the Company shall have furnished to Employee in writing.

         Section 11. Assignability. In the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation resulting from such merger or consolidation, or to which the Company's assets shall be sold and transferred. This Agreement shall not be assignable by Employee, but it shall be binding upon, and to the extent provided in Section 6 shall inure to the benefit of, his heirs, executors, administrators and legal representatives.

         Section 12. Entire Agreement. This Agreement contains the entire agreement between the Company and Employee with respect to the subject matter thereof and there have been no oral or other agreement of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

         Section 13. Expenses. Each party shall pay its own expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Agreement, except as otherwise herein specifically provided.

         Section 14. Equitable Relief. Employee recognizes and agrees that the Company's remedy at law for any breach of the provisions of Sections 7, 8 or 9 hereof would be inadequate, and he agrees that for breach of such provisions, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by law. Should Employee engage in any activities prohibited by this Agreement, he agrees to pay over to the Company all compensation, remunerations or moneys or property of any sort received in connection with such activities; such payment shall not impair any rights or remedies of the Company or obligations or liabilities of Employee which such parties may have under this Agreement or applicable law.

         Section 15. Waivers and Further Agreements. Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such



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further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

         Section 16. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

         Section 17. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         Section 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         Section 19. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 20.  General Provisions.

         (a) Employee further agrees that his obligations under Sections 7, 8 and 9 of this Agreement shall be binding upon him irrespective of the duration of his employment by the Company, the reasons for any cessation of his employment by the Company, or the amount of his compensation and shall survive the termination of this Agreement (whether such termination is by the Company, by Employee, upon expiration of this Agreement or otherwise).

         (b) Employee represents and warrants to the Company that he is not now under any obligations to any person, firm or corporation, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or his duties in his said employment.

         Section 21. Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.



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         Section 22. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of California.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.


THE AMERICAN MATERIALS & TECHNOLOGIES CORPORATION



By:  /s/  Paul W. Pendorf
     -----------------------------------
            Paul W. Pendorf, President


     /s/  James L. Russell
     -----------------------------------
           Employee


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